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                                                                    EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement of Form S-3 and related Prospectus of American Express Company (the "Company"), American Express Company Capital Trust I and American Express Company Capital Trust II for the registration of $500 million of Junior Subordinated Deferrable Interest Debentures of the Company and Capital Securities of American Express Company Capital Trust I and American Express Company Capital Trust II guaranteed by the Company and to the incorporation by reference therein of our report dated February 5, 1998 with respect to the consolidated financial statements and schedules of the Company incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1997, filed with the Securities and Exchange Commission.





New York, New York                              /s/ Ernst & Young LLP
May 29, 1998